Exhibit 21.1

SUBSIDIARIES OF NEXEN AS AT JANUARY 31, 2010

Canadian Nexen Petroleum East Al Hajr Ltd.

Incorporated pursuant to the laws of Alberta

Canadian Nexen Petroleum Yemen

A partnership doing business in Yemen

Canadian Petroleum Yemen Limited

Incorporated pursuant to the laws of Jersey

CanadianOxy Offshore Production Co.

Incorporated pursuant to the laws of Delaware

Canexus Limited Partnership

A partnership formed pursuant to the laws of Alberta

ICH Capital Management Hungary Limited Liability Company

Incorporated pursuant to the laws of Hungary

ICM Assurance Ltd.

Incorporated pursuant to the laws of Barbados

ICM Capital Limited

Incorporated pursuant to the laws of Barbados

International Capital Holdings Limited

Incorporated pursuant to the laws of Malta

Long Lake Finance Management Ltd.

Incorporated pursuant to the laws of Alberta

Nexen Chemicals Holdings U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Chemicals U.S.A.

A partnership formed pursuant to the laws of Delaware

Nexen Chemicals U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Crossfield Partnership

A partnership formed pursuant to the laws of Alberta

Nexen E & P Services Nigeria Limited

Incorporated pursuant to the laws of Nigeria

Nexen Energy Holdings International Limited

Incorporated pursuant to the laws of Jersey

Nexen Energy Marketing Europe Limited

Incorporated pursuant to the laws of the United Kingdom

Nexen Energy Marketing London Limited

Incorporated pursuant to the laws of the United Kingdom

Nexen Energy Marketing Middle East Limited

Incorporated pursuant the laws of Dubai

Nexen Energy Marketing Nigeria Limited

Incorporated pursuant to the laws of Nigeria

Nexen Energy Services International Ltd.

Incorporated pursuant to the laws of the United Kingdom

Nexen Ettrick U.K. Limited

Incorporated pursuant to the laws of the United Kingdom

Nexen Exploration Norge AS

Incorporated pursuant to the laws of Norway

Nexen Exploration U.K. Limited

Incorporated pursuant to the laws of the United Kingdom

Nexen Field Services Nigeria Limited

Incorporated pursuant to the laws of Nigeria

Nexen Holdings U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Holdings West Africa Limited

Incorporated pursuant to the laws of Jersey

Nexen Marketing

A partnership formed pursuant to the laws of Alberta

Nexen Marketing International Ltd.

Incorporated pursuant to the laws of Barbados

Nexen Marketing Singapore Pte Ltd.

Incorporated pursuant to the laws of Singapore

Nexen Marketing U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen New Venture Jersey Limited

Incorporated pursuant to the laws of Jersey

Nexen Med Hat-Hatton Partnership

A partnership formed pursuant to the laws of Alberta

Nexen No. 6 Ltd.

Incorporated pursuant to the laws of Alberta

Nexen of California, Inc.

Incorporated pursuant to the laws of Delaware

Nexen Oil and Gas U.K. Developments LP

A partnership formed pursuant to the laws of the United Kingdom

Nexen Oil Sands Partnership

A partnership formed pursuant to the laws of Alberta

Nexen Oilfield Services Nigeria Ltd.

Incorporated pursuant to the laws of Barbados

Nexen Petroleum Australia Pty Limited

Incorporated pursuant to the laws of Australia

Nexen Petroleum Capital Management U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Petroleum Colombia Limited

Incorporated pursuant to the laws of Jersey

Nexen Petroleum Deepwater Nigeria Limited

Incorporated pursuant to the laws of Nigeria

Nexen Petroleum Equatorial Guinea Limited

Incorporated pursuant to the laws of Jersey

Nexen Petroleum Exploration and Production Nigeria Limited

Incorporated pursuant to the laws of Nigeria

Nexen Petroleum Holdings Australia Pty Limited

Incorporated pursuant to the laws of Australia

Nexen Petroleum Holdings U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Petroleum International (U.S.A.) Inc.

Incorporated pursuant to the laws of Delaware

Nexen Petroleum International Co.

Amalgamated pursuant to the laws of Nova Scotia

Nexen Petroleum Nigeria Limited

Incorporated pursuant to the laws of Nigeria

Nexen Petroleum Nigeria Offshore Ltd.

Incorporated pursuant to the laws of Alberta

Nexen Petroleum Offshore U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Petroleum Operations Yemen Limited

Continued pursuant to the laws of Jersey

Nexen Petroleum Sales U.S.A. Inc.

Incorporated pursuant to the laws of Texas

Nexen Petroleum U.K. Holdings Limited

Incorporated pursuant to the laws of the United Kingdom

Nexen Petroleum U.K. Limited

Incorporated pursuant to the laws of the United Kingdom

Nexen Petroleum U.S.A. Inc.

Incorporated pursuant to the laws of Delaware

Nexen Pipeline U.S.A. Inc.

Incorporated pursuant to the laws of Wyoming

Nexen Services Jersey Limited

Incorporated pursuant to the laws of Jersey

Wascana Energy 2001 Ltd.

Incorporated pursuant to the laws of Saskatchewan